Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-248249) pertaining to the Kymera Therapeutics, Inc. 2018 Stock Option and Grant Plan, Kymera Therapeutics, Inc. 2020 Stock Option and Incentive Plan, and Kymera Therapeutics, Inc. 2020 Employee Stock Purchase Plan,
(2)
Registration Statement (Form S-8 No. 333-254122) pertaining to the Kymera Therapeutics, Inc. 2020 Stock Option and Incentive Plan and Amended and Restated Kymera Therapeutics, Inc. 2020 Employee Stock Purchase Plan,
(3)
Registration Statement (Form S-3 No. 333-259955) of Kymera Therapeutics, Inc.,
(4)
Registration Statement (Form S-8 No. 333-262947) pertaining to the Kymera Therapeutics, Inc. 2020 Stock Option and Incentive Plan and the Kymera Therapeutics, Inc. Amended and Restated 2020 Employee Stock Purchase Plan, and
(5)
Registration Statement (Form S-8 No. 333-269928) pertaining to the Kymera Therapeutics, Inc. 2020 Stock Option and Incentive Plan and the Kymera Therapeutics, Inc. Amended and Restated 2020 Employee Stock Purchase Plan;

of our reports dated February 22, 2024, with respect to the consolidated financial statements of Kymera Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Kymera Therapeutics, Inc. included in this Annual Report (Form 10-K) of Kymera Therapeutics, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 22, 2024